SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549





                           FORM 8-K/A(4)


              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      October 4, 1995



                                 LYNCH CORPORATION




                Indiana               0-106                38-1799862
(State or other jurisdiction        (Commission       (IRS Employer
      of Corporation)              file Number)    Identification No.)



8 Sound Shore Drive, Suite 290, Greenwich, Connecticut   06830
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:    (203) 629-3333





   (Former name or former address, if changed since last report)



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Item 2.   Acquisition or Disposition of Assets


     Reference is made to Item 2 of the Form 8-K of Registrant and in particular to the description of the Spinnaker Subordinated Note issued to ALCO, the Conversion Documents including the Put Agreements and Registrant's obligations with respect thereto. ALCO has exercised its rights under the Put Agreements to sell the subordinated debt back to Spinnaker, and pursuant to an agreement with Alco the closing is now scheduled for mid-March 1996.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the Agreement to be signed on behalf by the undersigned, thereunto duly authorized.


                                        LYNCH CORPORATION

                                        (Registrant)


                                        By:s/Robert E. Dolan

                                             Robert E. Dolan
                                             Chief Financial Officer


Date: March 1, 1996